EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 24, 2004 on our audits of the financial statements of Sunset Brands, Inc., a Nevada corporation formerly known as Cascade Sled Dog Adventures, Inc., as of and for the years ended December 31, 2003 and 2002, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 previously filed by Sunset Brands, Inc. with the Securities and Exchange Commission.

/s/ HANSEN, BARNETT & MAXWELL

February 11, 2005